EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of InvenSense, Inc. and subsidiaries (collectively the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated June 14, 2013, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2013.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 15, 2013